Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                     THE SECURITIES ACT OF 1933, AS AMENDED

                             RALSTON PURINA COMPANY
             (Exact name of registrant as specified in its charter)

     Missouri                                                43-0470580
(State  or  other  jurisdiction  of                          (I.R.S. Employer
incorporation  or organization)                              Identification No.)

Checkerboard  Square,  St.  Louis,  MO                       63164
(Address of principal executive offices)                     (Zip Code)


                             RALSTON PURINA COMPANY
                             SAVINGS INVESTMENT PLAN
                            (Full title of the plan)

             J. M. Neville, Esq. Vice President and General Counsel
                             RALSTON PURINA COMPANY
                               Checkerboard Square
                            St. Louis, Missouri 63164
                     (Name and address of agent for service)
              Telephone Number of agent for service: (314) 982-1266


                                 CALCULATION OF REGISTRATION FEE

                                                               Proposed
                                         Proposed              maximum
Title of securities.  Amount to be   maximum offering      aggregate offering    Amount of
being registered . .  registered     price per share (a)         price        registration fee

Ralston Purina
Common Stock
 .10 par value . . .    500,000            $32                 $16,000,000         $ 4,720.00


[FN]
(a) The average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on July 31, 1998.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.          Incorporation  of  Documents  by  Reference

     The following documents filed with the Commission (File No. 1-4582) by Ralston Purina Company (hereinafter the "Company") are incorporated by reference:

(i)          Annual  Report  on Form 10-K for the year ended September 30, 1997,

(ii) Quarterly Reports on Form 10-Q for the periods ended December 31, 1997 and March 31, 1998,

(iii) Current Reports on Form 8-K dated December 3, 1997 and May 28, 1998, and

(iv) The description of the Registrant's shares of common stock, including the Rights related to the shares as set forth in the Rights Agreement dated as of March 28, 1996 between the Registrant and Boatmen's Trust Company as Rights Agent, contained in the Registrant's Form 8-A Registration Statements under the Securities Exchange Act of 1934, filed on June 7, 1993, as amended June 11, 1993, and on March 29, 1996, including any amendments or reports filed for the purpose of updating such information.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicated that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item  4.          Description  of  Securities.

     The Registrant's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item  5.          Interests  of  Named  Experts  and  Counsel.

     The validity of the issuance of the securities and obligations being registered has been passed upon for the Registrant by J. M. Neville, Vice President and General Counsel for the Registrant. Mr. Neville is paid a salary by the Company and participates in various employee benefit plans offered to employees generally, including the Ralston Purina Company Savings Investment Plan, as well as in plans offered to a limited number of key employees. At July 1, 1998, Mr. Neville was the beneficial owner of 26,485 shares of the Registrant's common stock, and options to purchase 125,537 additional shares of common stock. Additionally, as of May 29, 1998, 442 shares of the Registrant's common stock and 1,699 shares of the Registrant's Series A ESOP Convertible Preferred Stock were allocated to Mr. Neville's accounts under the Ralston Purina Company Savings Investment Plan.

     The financial statements incorporated in this Registration Statement by reference to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1997, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP has served as independent accountant to the Registrant since 1955, and has no equity or other interest in Registrant.

Item  6.  Indemnification  of  Directors  and  Officers.

     Under the terms of Section 351.355 of the Missouri G.B.C.L. and the Company's Restated Articles of Incorporation, Ralston must indemnify any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Company) by reason of the fact that he is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. As permitted by the Company's Restated Articles, the Company has entered into contracts with each of its directors and corporate officers guaranteeing the indemnification provisions stated in the Restated Articles and providing for advancement to such individuals of legal fees and other expenses necessary in defending against such actions, proceedings or claims.

     The Company has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers. This insurance may provide broader coverage for such individuals in certain situations than may be required by the provisions of
Section  351.355  or  the  Company's  Restated  Articles  of  Incorporation.

     The foregoing represents a summary of the general effect of Missouri law and the Company's Restated Articles of Incorporation for purposes of general description only. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the Missouri G.B.C.L., the Company's Restated Articles of Incorporation and its pertinent insurance contracts.

Item  7.  Exemption  from  Registration  Claimed.

     Not  Applicable.

Item  8.  Exhibits.

     Exhibit  4.1          Ralston  Purina  Company  Savings  Investment  Plan.

     Exhibit  4.2          Ralston  Purina  Company  Retirement  Plan.

     Exhibit  5          Opinion of James M. Neville, Vice President and General
Counsel.

     Exhibit  23          Consent  of  Independent Certified Public Accountants.

Item  9.  Undertakings.

(a)          The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

(iii) to include any material information with respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be required with respect to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, as of the 7th day of August, 1998.

                             RALSTON PURINA COMPANY





By:          /s/ John P. Mulcahy          By:            /s/ William P. McGinnis
   -----------------------------             -----------------------------------
     John  P.  Mulcahy                                       William P. McGinnis
Co-Chief  Executive  Officer                          Co-Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James M. Neville, Nancy E. Hamilton and Charles
S. Sommer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities described as of August 7, 1998.


SIGNATURE                                                      TITLE
---------                                                      -----


    /s/    William  P.  Stiritz                     Chairman of the Board
-------------------------------
     William  P.  Stiritz                           and Director



    /s/    John  P.  Mulcahy                        Co-Chief Executive Officer
----------------------------
     John  P.  Mulcahy                              and  Co-President


    /s/    William  P.  McGinnis                    Co-Chief Executive Officer
--------------------------------
     William  P.  McGinnis                          and Co-President


    /s/    James  R.  Elsesser                      Vice President and Chief
------------------------------
     James  R.  Elsesser                            Financial Officer


    /s/    Anita  M.  Wray                          Vice  President  and
--------------------------
     Anita  M.  Wray                                Controller


    /s/    David  R.  Banks                         Director
---------------------------
     David  R.  Banks


    /s/    John  H.  Biggs                          Director
--------------------------
     John  H.  Biggs


    /s/    Donald  Danforth,  Jr.                   Director
---------------------------------
     Donald  Danforth,  Jr.

SIGNATURE                                                     TITLE
---------                                                     -----




    /s/    William  H.  Danforth                    Director
--------------------------------
     William  H.  Danforth


    /s/    David  C.  Farrell                       Director
-----------------------------
     David  C.  Farrell


    /s/    M.  Darrell  Ingram                      Director
------------------------------
     M.  Darrell  Ingram


    /s/    Richard  A.  Liddy                       Director
-----------------------------
     Richard  A.  Liddy


    /s/    John  F.  McDonnell                      Director
------------------------------
     John  F.  McDonnell


    /s/    Katherine  D.  Ortega                    Director
--------------------------------
     Katherine  D.  Ortega

                 RALSTON PURINA COMPANY SAVINGS INVESTMENT PLAN



     Pursuant  to  the  requirements  of  the  Securities  Act of 1933, the Plan
Administrator of the Ralston Purina Company Savings Investment Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of the 7th day of August, 1998.

RALSTON  PURINA  COMPANY,
as  Plan  Administrator




By:              /s/  James  R.  Elsesser
       ----------------------------------
James  R.  Elsesser,  Vice  President  and
  Chief  Financial  Officer